Exhibit 19.1
NATIONAL STORAGE AFFILIATES TRUST
STATEMENT OF CORPORATE POLICY
REGARDING EQUITY TRANSACTIONS
This Statement of Corporate Policy Regarding Equity Transactions ("Policy Statement") applies to all Officers1, trustees, employees and consultants (collectively, "Covered Persons") of National Storage Affiliates Trust and its subsidiaries (collectively, the "Company").
1.    It is the Company's policy to comply with all applicable securities laws and regulations.
2.    No Covered Person shall purchase, sell, or otherwise transfer any security issued by the Company, or any security that is convertible into or exchangeable for any security issued by the Company (collectively, the "Company Securities"), while such person is in possession of Material Non-Public Information (as defined in paragraph 13 below) relating to the Company. No Covered Person may use any Material Non-Public Information relating to the Company that has not been disclosed to the public as the basis for purchasing, selling, or otherwise transferring any security issued by any other entity, nor shall such person disclose any such information to family, friends, business or social acquaintances, other employees (unless such employees have a position with the Company giving them a right and need to know) or other third parties that are not agents of the Company.
3.    No Officer or trustee (each, a "Senior Covered Person" and, collectively, the "Senior Covered Persons"), or any family member residing within the same household as any such person, or any entity controlled by any such person, may purchase or sell any Company Security except (i) during the Window Period (as defined in paragraph 4 below) and (ii) after delivering a duly completed and signed certification in the form attached hereto as Exhibit A (a "Certification") to the officer or employee designated by the Company's Board of Trustees (the "Board") for such purpose (the "Compliance Officer"), which Certification requires the written acknowledgment of the Compliance Officer. Tiffany Kenyon, or such other person as may be designated from time to time by the Board, shall be the Compliance Officer for purposes of this Policy Statement. Notwithstanding the foregoing, a Senior Covered Person may purchase or sell a Company Security other than during a Window Period (x) pursuant to an arrangement meeting the conditions specified in clause (c)(1) of Rule 10b5-1 under the Securities Exchange Act of 1934, which arrangement has been approved in writing by the Compliance Officer, or (y) under circumstances where the inability to make such purchase or sale would impose a material hardship on the person proposing the transaction or the person proposing such purchase or sale demonstrates a compelling need to engage in such transaction, as determined by the Compliance Officer, provided that such person has delivered a duly completed and signed Certification to the Compliance Officer, which Certification requires the written acknowledgment of the Compliance Officer.
1 The term "Officer" means those employees of the Company set forth on Exhibit C hereto (which may be amended by the Compliance Officer in his or her sole discretion from time to time) located at the Company's corporate headquarters, or at other locations if so determined by the Compliance Officer, who hold positions at, or more than senior than, the director level.

4.    Unless otherwise determined by the Board, the term "Window Period" means the period beginning on the second business day following the release to the public of the Company's quarterly earnings for the preceding fiscal quarter or the release of information pertaining to other significant information relating to the Company and ending on 15 calendar days prior to the end of the then current fiscal quarter.
5.    Hedging transactions involving Company Securities can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as puts, calls, prepaid variable forwards, equity swaps, short sales, collars and exchange funds. Such hedging transactions may permit a person to acquire or continue to own Company Securities, but without the full risks and rewards of ownership. When that occurs, a person may no longer have the same objectives as the Company’s other shareholders. Therefore, no Senior Covered Person may hedge the value of Company Securities, even if such Senor Covered Person is not in possession of Material Non-Public Information. In the event that a Senior Covered Person has a question whether a particular transaction would constitute a hedging transaction, such Senior Covered Person should seek advice from the Compliance Officer prior to executing such proposed transaction. The Compliance Officer, in his or her sole discretion, will determine and advise the Senior Covered Person whether such proposed transaction would constitute a hedging transaction and would be prohibited by this Policy Statement.
6.    No trustee or officer of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) shall purchase and sell, or sell and purchase, any Company Security that such person owns, or is deemed to be the beneficial owner of, within any period of less than six months.
7.    Each Section 16 Officer and trustee of the Company shall comply with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. If applicable, each Covered Person shall comply with Rule 144 promulgated under the Securities Act of 1933, as amended. Although the obligation to file any reports under the foregoing provisions remains the responsibility of the Covered Person, the Company will assist Section 16 Officers and trustees in the timely filing of all required reports under the foregoing provisions.
8.    Each Senior Covered Person shall be required to execute and deliver an annual statement to the Compliance Officer in the form of Exhibit B hereto, certifying that such person has complied with this Policy Statement at all times from the date of the Policy Statement (or such lesser time as such person has been covered by the Policy Statement).
9.    The Compliance Officer may adopt such reasonable procedures as he or she shall deem necessary or desirable in order to implement this Policy Statement.
10.    Senior Covered Persons are responsible for assuring that their family members residing in their households and entities controlled by them or any such family member comply with paragraphs 3, 5 and, if applicable, 6 of this Policy Statement and all applicable securities laws, rules and regulations.
11.    Unless authorized to do so by the Company's Executive Chairperson, Chief Executive Officer, President or the Board, no Covered Person should at any time make any recommendation or express any opinion to any third party as to whether or not to buy, sell or hold the Company's securities.
12.    If any Covered Person has reason to believe that any person has acted on Material Non-Public Information, such person should immediately report that action to the Compliance Officer.
13.    "Material Non-Public Information" is any information about a company, or the market for a company's securities, that has not been generally disclosed to the marketplace, the dissemination of which is likely to be considered important by reasonable investors in determining whether to trade in such securities. All information about the Company or its business plans is potentially "insider" information until publicly disclosed by the Company. If information about the Company is Material Non-Public Information, Covered Persons must, in accordance with this Policy Statement, refrain from trading and from passing the information on to others. Similarly, information received about another company in circumstances indicating that such information is subject to a confidentiality agreement or arrangement or is otherwise not yet in general circulation should be considered Material Non-Public Information and treated accordingly.
Common examples of information that will frequently be regarded as material, assuming the same has not been publicly disclosed by the Company are: an earnings estimate or revision of a previously released earnings estimate; projections of future earnings or losses; a material new business venture for the Company; a significant expansion or curtailment of operations; a significant increase or decrease in sales or earnings; a merger, acquisition or joint venture; significant borrowing or a default; liquidity problems; major litigation; news of a significant purchase or sale of property or assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a share spilt or the offering of additional securities; extraordinary management developments; or other information that, if known, reasonably could influence investment decisions.
Adopted as of: February 13, 2025

Exhibit A
CERTIFICATION
The undersigned hereby certifies, pursuant to the Statement of Corporate Policy Regarding Equity Transactions, that (i) the undersigned does not possess any Material Non-Public Information (as defined in the Statement of Corporate Policy Regarding Equity Transactions) about National Storage Affiliates Trust and (ii) the proposed purchase or sale of securities to be made by the undersigned does not violate Section 16 of the Securities Exchange Act of 1934 or Rule 144 promulgated under the Securities Act of 1933.
Please complete the following information with respect to your intended transaction:
1.    Date of transaction:______________________________________
2.    Is this a sale or purchase?:__________________________________
3.    Number of securities being acquired or sold: _________________________
4.    Share price (in the case of a purchase or sale): $_______________
5.    Total number of company securities owned after transaction (including any pledged securities):____________________
6.    In the case of a purchase, will you directly or indirectly own the securities?:____________________________
7.    In the case of a purchase, if you own indirectly, describe how ("By Self as Trustee for X," "By Spouse," "By X Trust," "By Y Corporation," etc.):_____________________________________
Name:_______________________________
Title:________________________________
Date: ________________________________

Acknowledged by Compliance Officer:

_______________________________
Name:
Title:

Exhibit B
Annual Senior Covered Person Certification
This affirms my reading, knowledge and understanding of the Statement of Corporate Policy Regarding Equity Transactions and I agree to abide by such Policy Statement.
I confirmed I have complied with this Policy Statement at all times since the date of the Policy Statement (or such lesser time as I have been covered by the Policy Statement).
Should any violation of this Policy Statement come to my attention I agree to promptly contact the Compliance Officer of the Company.
Signature:______________________________

Print Name:

Date:__________________________________

Exhibit C

Officers

[on file with the Compliance Officer]

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